UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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DWS GLOBAL COMMODITIES STOCK FUND, INC.
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT HEDGED PARTNERS L.P.
WESTERN INVESTMENT ACTIVISM PARTNERS LLC
WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P.
WESTERN INVESTMENT TOTAL RETURN FUND LTD.
ARTHUR D. LIPSON
BENCHMARK PLUS PARTNERS, L.L.C.
BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
BENCHMARK PLUS MANAGEMENT, L.L.C.
SCOTT FRANZBLAU
ROBERT FERGUSON
NEIL CHELO
MATTHEW S. CROUSE
ROBERT H. DANIELS
GREGORY R. DUBE
GERALD HELLERMAN
RICHARD A. RAPPAPORT
WILLIAM J. ROBERTS
ROBERT A. WOOD
LYNN D. SCHULTZ

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Western Investment LLC (“Western Investment”), together with the other Participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the next meeting of stockholders (the “Annual Meeting”) of DWS Global Commodities Stock Fund, Inc. (the “Fund”)  Western Investment has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1: On February 22, 2010, Western Investment filed the following complaint (the “Complaint”) in the United States District Court for the Southern District of New York against the Fund.  The Complaint seeks declaratory and injunctive relief from, among other things, the Fund’s failure to hold a meeting of stockholders during 2009, and requests that Western Investment be granted an injunction requiring the Fund to hold a meeting of stockholders to elect directors at the earliest date legally possible.

The Fund has not held a meeting of stockholders since October 2008, and 2009 was the first calendar year since its inception that the Fund did not hold any meeting of stockholders.  Western Investment has submitted to the Fund a nomination letter nominating 9 individuals for election as directors at the 2009 annual meeting, or at the next stockholder meeting.  At the 2008 annual meeting of stockholders Western Investment had nominated five individuals for election as director.  At this meeting, every Western Investment nominee received approximately 64% of the votes cast for each director seat, and every incumbent director received less than 36%.  The Fund’s bylaws provide that “directors shall be elected by the affirmative vote of holders of a majority of the shares of stock outstanding and entitled to vote thereon.”  Although the Western Investment nominees received the vote of the majority of shares voting, they did not receive the vote of a majority of the shares of stock outstanding.  Accordingly, the election “failed” and the incumbents remained in office, and have continued to remain in office for the past 16 months since the 2008 meeting, despite receiving significantly less votes than the Western Investment nominees.

The Complaint also seeks relief from the Fund’s adoption of the voting restrictions of the Maryland Control Share Acquisition Act (“MCSAA”), seeking an injunction requiring the Fund to recognize the voting rights of all of the Participants’ shares of Common Stock and declaratory relief that the Fund’s adoption of the MCSAA is void and does not affect the Participants rights to vote any of their shares of Common Stock now owned or hereafter acquired at the next stockholder meeting, as well as any future meetings of stockholders.

UNITED STATES DISTRICT COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK

WESTERN INVESTMENT LLC,, Plaintiff, v. DWS GLOBAL COMMODITIES STOCK FUND, INC., Defendant.	Civil Action No. _______ ECF Case

COMPLAINT FOR DECLARATORY AND INJUNCTIVE RELIEF

Plaintiff Western Investment LLC (“Western” or “Plaintiff”), by its attorneys, alleges the following upon information and belief, except as to the allegations which pertain to Plaintiff, which allegations are based upon personal knowledge:

PARTIES

The Defendant

1.           Defendant DWS Global Commodities Stock Fund, Inc. (f/k/a Scudder Commodities Stock Fund, Inc.) (“GCS,” the “Defendant,” or the “Fund”) is organized as a Maryland corporation, with its executive offices and principal place of business at 345 Park Avenue, New York, New York 10154.

2.           GCS is a closed-end, non-diversified investment management company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

3.           GCS invests in commodities-related securities, including commodity futures, commodity-linked equities, commodity-linked structured notes and other instruments that provide GCS with market exposure to commodities.

4.           Defendant’s shares of common stock are publicly traded on the New York Stock Exchange (“NYSE”) under the symbol “GCS.”

The Plaintiff

5.           Plaintiff Western Investment LLC (“Western” or “Plaintiff”) is a limited liability company formed under the laws of Delaware with its principal place of business at 7050 S. Union Park Center, Suite 590, Midvale, Utah 84047.

6.           Western’s sole member is Art Lipson, who is a citizen of Utah.

7.           Western serves as (a) managing member of Western Investment Activism Partners LLC; (b) investment manager of Western Investment Total Return Fund Ltd.; and (c) general partner of both Western Investment Hedged Partners L.P. and Western Investment Total Return Partners L.P. (collectively, the “Western Entities”).

8.           Western has sole discretionary authority to buy, sell and vote securities on behalf of the Western Entities.

9.           Western is, and has been at all times relevant to this Complaint, a stockholder of GCS, both on its own behalf and as “beneficial owner” of the Western Entities’ shares of GCS common stock.

10.           As of February 16, 2010, Western owned 1,337.24 shares of GCS common stock.

11.           As of February 16, 2010, the Western Entities owned 2,121,839 shares of GCS common stock.

12.           Western’s beneficial ownership, as of February 16, 2010, of 2,123,176.24 shares of GCS common stock, constituted approximately 12.8% of the GCS common shares outstanding, with a current market value of more than $16,751,860.

JURISDICTION AND VENUE

13.           The Court has jurisdiction over the claims in this action pursuant to 28 U.S.C. § 1331 (federal question) and 28 U.S.C. § 1367 (supplemental jurisdiction).  This case arises under the 1940 Act, as amended, 15 U.S.C. § 80a-1, et seq. and, in particular, Section 18 thereof (15 U.S.C. §§ 80a-18).  The Court has supplemental jurisdiction over Western’s supplemental state law claims pursuant to 28 U.S.C. § 1367.

14.           The Court also has diversity jurisdiction over this action pursuant to 28 U.S.C. § 1332(a) as this action is between citizens of different states and the amount in controversy exceeds $75,000, exclusive of interest and costs.

15.           Venue is proper in this District pursuant to § 44 of the 1940 Act (15 U.S.C. § 80a-43), and 28 U.S.C. §§ 1391(b)(2) and 1391(b)(3), because the Fund’s principal place of business is in this District and the conduct complained of occurred in this District.

FIRST CLAIM FOR RELIEF

(VIOLATION OF SECTION 18(i) OF THE
INVESTMENT COMPANY ACT OF 1940)

16.                      Plaintiff incorporates each and every allegation set forth above as if fully set forth herein.

GCS’s Investment Manager

17.           Deutsche Investment Management Americas Inc. (“Deutsche”), an investment adviser registered under the Investment Advisers Act of 1940, as amended, is GCS’s investment manager.

18.           GCS paid Deutsche investment management fees of more than $4 million in the fiscal year ended June 30, 2008 and $1.8 million in the fiscal year ended June 30, 2009.

19.           Deutsche’s fees from GCS in 2009 declined in part due to massive losses in 2009 in the value of GCS’s assets that Deutsche managed.

GCS’s Classified Board of Directors

20.           GCS is managed by a classified board of 13 directors consisting of three (3) classes: Class I (4 directors), Class II (4 directors) and Class III (5 directors).

21.           All 13 of GCS’s directors also serve in similar capacities (as overseers, such as directors or trustees) for approximately 125 other publicly-traded registered investment companies advised by Deutsche (the “Deutsche Family Funds”), for which they were paid directors’ fees of between $200,000 and $265,000 in 2008 and between $225,000 and $292,500 in 2009 (including directors fees from GCS).

22.           Article VI, Paragraph 3, of GCS’s Articles of Incorporation (adopted June 24, 2004) provides that the members of each director class are elected to serve 3-year terms, and that each year the terms of one entire class of directors expire “at the annual meeting of stockholders held in the third year following the year of their election.”

GCS’s 2008 Annual Meeting of Stockholders

23.           GCS’s most recent annual meeting of stockholders was held at the New York Marriott East Side, 525 Lexington Avenue, New York, New York  10017 on October 13, 2008 (the “2008 Annual Meeting”).

24.           At the 2008 Annual Meeting, an election was held to fill the five (5) seats of the then-incumbent Class III directors, whose seats had been last subject to election in 2005, and whose terms expired at the 2008 Annual Meeting.

25.           At the 2008 Annual Meeting, Western nominated (1) Arthur D. Lipson, (2) William J. Roberts, (3) Gary G. Schlarbaum, (4) Robert A. Wood and (5) Matthew S. Crouse for election as Class III directors, in opposition to the five then-incumbent, Deutsche Family Fund Class III directors, namely: (1) Paul K. Freeman, (2) William McClayton, (3) William N. Searcy, Jr., (4) Robert H. Wadsworth and (5) Ms. Rebecca W. Rimel, to serve three-year terms until GCS’s 2011 annual meeting of stockholders.

26.           At the 2008 Annual Meeting, the holders of more than 10.4 million shares, constituting a majority of GCS’s 19,091,808.26 outstanding shares of common stock and a quorum for the conduct of business, were present in person or by proxy, and stockholders’ votes for election of Class III directors were cast and counted.

27.           The top five vote-getters for election as Class III directors were Western’s five nominees, each of whom received three million votes more than any incumbent Deutsche-Family Fund nominee, as reported by GCS in its Form N-CSRS, Semiannual Report to Stockholders, filed with the United States Securities and Exchange Commission (the “SEC”) on March 9, 2009 (Western’s nominees in bold italics):

Trustee	Number of Votes:
	For	Withheld
Paul K. Freeman	3,640,076	151,622
William McClayton	3,637,668	154,030
William N. Searcy, Jr.	3,636,797	154,901
Robert H. Wadsworth	3,643,328	148,370
Rebecca W. Rimel	3,635,494	156,204
Arthur D. Lipson	6,814,261	101,679
William J. Roberts	6,814,972	100,968
Gary Schlarbaum	6,816,294	99,646
Robert A. Wood	6,815,972	99,968
Matthew S. Crouse	6,815,972	99,968

1.            At the 2008 Annual Meeting, every Western nominee received more than 64% of the votes cast for each Class III director seat, and every incumbent Class III Deutsche Family Fund director received less than 36%.

GCS’s Majority Vote Rule Results In A “Failed” Election At The 2008 Annual Meeting

2.            Article V, Paragraph 8, of GCS’s Articles of Incorporation provides that, “(e)xcept as otherwise provided in the Bylaws of the Corporation, directors shall be elected by the affirmative vote of holders of a majority of the shares of stock outstanding and entitled to vote thereon.”

3.           A majority of GCS’s 19,091,808.26 total shares outstanding would be 9,545,905 shares.

4.           Since no nominees received the votes of a majority of the total number of shares outstanding at the 2008 Annual Meeting, the election “failed.”

5.           Article VI, Paragraphs 2 and 3 of GCS’s Articles of Incorporation provide that incumbent directors remain in office until the later of the dates when (1) the expiration of the full term of the directorship occurs, and (2) their successors are elected and qualify.

6.           Likewise, in the case of a failure to elect directors, Maryland corporate law, Corp. & Assns. § 2-405(a) provides that “directors holding over” continue to manage the corporation until their successors are elected.

7.           Accordingly, the five incumbents who were outvoted 64% to 36% by GCS’s stockholders at the 2008 Annual Meeting, continued on as holdover directors after their Class III terms expired on October 13, 2008.

GCS’s Majority Vote Rule For Contested Elections Is An Entrenchment Device

8.           The general rule for elections, applicable to the vast majority of publicly-traded companies, is that the nominees who receive the most votes at a stockholders meeting at which a quorum is present, are elected directors for the number of seats open (e.g., the top five vote-getters, if there are five seats available, as was the case with GCS’s Class III directors at the 2008 Annual Meeting), irrespective of whether the votes they receive constitute a majority of the corporation’s total shares outstanding or even a majority of the quorum present at the meeting.

9.           The stock of most publicly-traded closed-end investment companies, including GCS, is widely owned by many retail investors, almost entirely in street name.

10.           Only record holders of stock may vote in a contested election, and the record holders cannot vote without specific instructions from the ultimate beneficial owners.

11.           As a result, it is rare for any contestant in a proxy contest for election of directors to win the votes of a majority of the total shares outstanding, as there will inevitably be many shares unvoted.

12.           A rule that even in a contested election directors can be elected only by the affirmative vote of a majority of the total shares outstanding is a management entrenchment and stockholder disenfranchisement device, which rarely, if ever, has been applied like it has in the case here, to perpetuate the terms of directors who were outvoted in a stockholder election for more than 20 months with no end in sight.

GCS’s Discretion to Amend The Majority Vote Rule

13.           Article V of GCS’s Articles of Incorporation provides that the majority vote rule can be overruled by GCS’s Bylaws.

14.           Article VI, Paragraph 5(i) of GCS’s Articles of Incorporation grants GCS’s directors the “exclusive right to make, alter or repeal the Bylaws” of GCS.

15.           Accordingly, GCS’s board of directors could repeal the majority vote rule for contested elections by amending the Bylaws to so provide.

16.           Under Maryland law, Corp. & Assns. § 2-404(d), repeal via by-law of the majority vote rule for contested elections would allow directors to be elected by “a plurality of all the votes cast at a meeting at which a quorum is present,” which is the rule followed by almost all publicly-traded companies.

In 2009, The Classified Terms Of 9 Of GCS’s
13 Directors Had Expired And Were Due For Election

17.           The five Class III director seats occupied by the five Deutsche Family Fund directors as holdovers, none of whom was elected by GCS stockholders since 2005, would be up for election at the next annual stockholders meeting following the 2008 Annual Meeting.

18.           The terms of the four Class I director seats occupied by four Deutsche Family Fund directors, none of whom was elected by stockholders since 2006, were also due to expire in 2009 and would have been up for election if GCS had held an annual stockholders meeting in 2009.

Western Announced It Would Contest 9 Board Seats In
2009 And Requests GCS Amend The Majority Vote
Bylaw to Prevent A Second Consecutive Failed Election

19.           On March 20, 2009, in anticipation of running another proxy contest to elect directors at an annual stockholders meeting in 2009, Western wrote to GCS and asked its board to amend GCS’s Bylaws to repeal application of the majority vote rule to contested elections of directors.

20.           On May 6, 2009, Western filed an amended Schedule 13D with the SEC  disclosing that Western and the Western Entities had entered into a Joint Filing and Solicitation Agreement (the “Joint Filing and Solicitation Agreement”) with Benchmark Plus Institutional Partners, L.L.C., a Delaware limited liability company (“BPIP”), Benchmark Plus Partners, L.L.C., a Delaware limited liability company (“BPP”), Benchmark Plus Management, L.L.C., a Delaware limited liability company (“BPM”), Scott Franzblau, Robert Ferguson and the following 9 individuals designated by Western as its nominees for Class III and Class I directors at the 2009 annual meeting of stockholders for election of directors (the “Western Nominees”) (1) Art Lipson, (2) Gerald Hellerman, (3) Richard Rappaport, (4) William Roberts, (5) Neil Chelo, (6) Matthew Crouse, (7) Robert Daniels, (8) Gregory Dube and (9) Robert Wood (collectively with Western and the Western Entities, the “Western Group”).

21.           In the Joint Filing and Solicitation Agreement the Western Group agreed to form a group for the purpose of soliciting proxies or written consents for the election of 9 Western Nominees to the GCS board of directors at the 2009 annual meeting and for the purpose of taking all other actions incidental to the foregoing.

22.           On May 5, 2009, Western submitted to GCS a nomination letter nominating the 9 Western Nominees for election at the 2009 annual meeting.

23.           On September 4, 2009, Western, still expecting GCS to hold an annual meeting of stockholders in 2009, wrote GCS a second letter again asking the GCS board to repeal the majority vote provisions.

24.           GCS ignored both of Western’s letters requesting the Bylaw amendment, never responding or even acknowledging the letters, notwithstanding that Western represents the largest ownership position of any stockholder in GCS.

25.           GCS took no action to repeal application of the majority vote rule to contested elections for director.

GCS Did Not Hold An Annual Stockholders Meeting In
2009 And Has Not Held An Election Of Directors Since
The Failed Election At The 2008 Annual Meeting

26.           Article III, Section 2 of GCS’s Bylaws, which had been in effect continuously from 2004 until July 15, 2009, provided that “an annual meeting of stockholders for the election of directors . . . shall be held” within a range of dates set by a formula that would invariably cause the annual meeting to be held each October.

27.           GCS held an annual meeting of stockholders for the election of directors in October 2005, October 2006, October 2007, and October 2008.

28.           On July 15, 2009, GCS did amend its Bylaws, but not to repeal the majority vote rule.  Instead, GCS amended Article III, Section 2 of its Bylaws to repeal the requirement that it hold the annual meeting of stockholders each October, and in its stead provided that “[t]he annual meeting of the Stockholders of the Corporation shall be held on a date fixed from time to time by the Board of Directors.”

29.           GCS did not hold an annual stockholders meeting in 2009, the first calendar year since its inception that GCS did not hold a stockholders meeting to elect directors.

30.           GCS has not scheduled or held a stockholders meeting for the election of directors since October 13, 2008.

31.           Accordingly, presently 9 of 13 GCS board members, all of them Deutsche Family Fund directors, are holding GCS board seats for terms which have expired, and beyond which any of them was elected by GCS’s stockholders (or appointed by GCS’s board).

32.           One of the holdover Class I directors (John W. Ballantine) and three of the Class III holdover directors (Paul K. Freeman, William McClayton, Robert H. Wadsworth) (all of whom are Deutsche Family Fund directors) have never been elected by GCS’s stockholder, but were instead appointed by the other Deutsche Family Fund directors to fill board vacancies.

33.           MD CORP & ASSNS § 2-501(a) provides that “each corporation shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers.”

34.           MD CORP & ASSNS § 2-501(b) provides an exception to the meeting requirement for investment companies, holding that a corporation “is not required to hold an annual meeting in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940.”

35.           This exception does not apply here, as Section 16 of the 1940 Act did require the Fund to hold an election for the four Class I directors whose terms expired in 2009 as “the term of office of at least one class [of directors] shall expire each year.”

36.           Moreover, Section 16(a) of the 1940 Act, requires that at least a majority of sitting directors be elected by the stockholders (and not merely be holdovers from “failed elections”).

In September 2009 GCS Adopted The Voting
Restrictions Of The Maryland Control Share Acquisition Act

37.           On September 11, 2009, one week after receiving Western’s second request for repeal of the majority vote provision, GCS adopted a resolution to make GCS’s stockholders subject to the optional voting restrictions upon stockholders provided by the Maryland Control Share Acquisition Act, MD CORP & ASSN § 3-701 et seq. (“MCSAA”).

38.           The MCSAA provides that Maryland corporations may strip stockholders who acquire more than 10% of the corporation’s outstanding shares of stock of the right to vote the shares they own in excess of 10%.

39.           The MCSAA voting restriction, by its terms, is specifically inapplicable to companies registered under the 1940 Act such as GCS, absent affirmative adoption by the board of directors to make the MCSAA applicable to the investment company.

40.           GCS adopted the MCSAA voting restriction in order to (1) impair the ability of Western, and the Western Group from accumulating and voting additional shares of GCS common stock for Western’s nominees for directors or for any other matters upon which stockholders may otherwise vote; and (2) inhibit other investors who otherwise might want to acquire positions greater than 10% and vote for opponents to Deutsche Family Fund nominees from doing so.

41.           The MCSAA provides that in the case of an investment company like GCS which elects to adopt the voting restrictions of the statute, the disenfranchisement applies only with respect to shares acquired after the investment company has adopted it.

42.           Since September 11, 2009, Western has purchased an additional 200 shares of GCS common stock, and the Western Group has purchased an additional 296,118 shares of GCS common stock.

43.           GCS has publicly taken the position that any shares the Western Group has acquired, or may acquire, after September 11, 2009, will not be permitted to vote in future elections.

44.           The Fund stated this position publicly in a September 11, 2009 press release announcing its election to opt into the MCSAA.

45.           The press release stated:

In the event that any stockholder acquired voting control over shares in excess of these thresholds after September 11, 2009 (or, with respect to a stockholder that already has voting control over shares in excess of these thresholds as of September 11, 2009 if such stockholder acquires shares after September 11, 2009), the shares in excess of the thresholds (or the additional shares) will not have voting rights on any proposal before a meeting of the Fund’s stockholders.

46.           GCS’s application of the MCSAA against the 296,318 shares of GCS common stock that have already been acquired by the Western Group since September 11, 2009, in addition to any shares Western and the Western Group acquires from hereon forward would neuter Western’s voting rights of those shares, and substantially impair the value to Western and the Western Group of all shares of GCS common stock Western beneficially owns.

47.           Section 1 of the 1940 Act, titled “Findings and Declaration of Policy” concludes with the following guidelines for the courts’ enforcement of its provisions:

It is hereby declared that the policy and purposes of this title, in accordance with which the provisions of this title shall be interpreted, are to mitigate and, so far as is feasible, to eliminate the conditions enumerated in this section which adversely affect the national public interest and the interest of investors.

48.           Section 1(b) of the 1940 Act provides that “the national public interest and the interest of investors are adversely affected – when investment companies are organized, operated managed, or their portfolio securities are selected, in the interest of directors, officers, [and] investment advisers, . . . rather than in the interest of all classes of such companies’ security holders; [and] . . . when investment companies. . . fail to protect the preferences and privileges of the holders of their outstanding securities.”

49.           Section 18(i) of the 1940 Act provides that “every share of stock [in an investment company] . . . shall be voting stock and have equal voting rights with every other outstanding voting stock.”

50.           GCS’s (1) adoption of the MCSAA and (2) its intended application of the MCSAA such that the 296,318 shares of GCS common stock that have already been acquired by the Western Group since September 11, 2009, in addition with any shares the Western Group acquires from hereon forward “will not have voting rights on any proposal properly before a meeting of the Fund’s stockholders” deprive Western of voting rights with respect to such shares that are equal with every other share of voting stock, and therefore violate Section 18(i) of the 1940 Act.

SECOND CLAIM FOR RELIEF

(VIOLATION OF THE MCSAA)

51.           Plaintiff incorporates each and every allegation set forth above as if fully set forth herein.

52.           As it relates to closed-end investment companies that opt into the MCSAA, the MCSAA exempts from its application “any person who has become a holder of control shares before the time that the resolution [opting into the statute] is adopted.”  (Emphasis added.)

53.           A “person” as defined by the statute includes “associates” of the person.

54.           Based on the May 6, 2009, Joint Filing and Solicitation Agreement of the Western Group, Western and all members of the Western Group members would be considered “persons” under the MCSAA.

55.           Prior to September 11, 2009, Western and the Western Entities were already the beneficial owners of more than 10% of GCS’s common stock.

56.           Accordingly, Western and the Western Group are therefore expressly exempted from application of the MCSAA.

57.           The Fund’s publicly-announced September 11, 2009 position that shares of GCS common stock acquired since September 11, 2009 by pre-September 11, 2009 10% holders (which currently include 296,318 GCS shares beneficially owned by Western) “will not have voting rights on any proposal properly before a meeting of the Fund’s stockholders” violates the MCSAA “grandfather” provision.

THIRD CLAIM FOR RELIEF

(VIOLATION OF THE FUND’S ARTICLES OF INCORPORATION
BY ADOPTION OF THE MCSAA)

58.           Plaintiff incorporates each and every allegation set forth above as if fully set forth herein.

59.           The Fund’s Articles of Incorporation provide that “[e]ach share of common stock shall entitle the holder thereof to one vote.”

60.           The Fund’s adoption of the MCSAA violates the Fund’s Articles of Incorporation, to the direct detriment of Western which is thereby disenfranchised with respect to all GCS shares it has acquired since September 11, 2009.

FOURTH CLAIM FOR RELIEF

(VIOLATION OF SECTION 16 OF THE INVESTMENT COMPANY ACT OF 1940)

61.           Plaintiff incorporates each and every allegation set forth above as if fully set forth herein.

62.           The elected terms of the five holdover Class III directors expired in 2008.

63.           The elected terms of the four Class I directors expired in 2009.

64.           Section 16 of the 1940 Act which provides that “the term of office of at least one class [of directors] shall expire each year.”

65.           Section 16 of the 1940 Act requires that if at any time less than a majority of a funds directors have been elected by the holders of the outstanding voting securities, an investment company must cause to be held as promptly as possible and in any event within 60 days, a meeting of the holders of the outstanding voting securities for the purpose of electing directors.

66.           The Fund’s board is comprised of 13 directors.

67.           Since 9 of the 13 directors (69%) of the Fund are serving beyond the terms to which any of them was elected by holders of the outstanding securities of the Fund, pursuant to Section 16 of the 1940 Act, the Fund was required “as promptly as possible and in any event within sixty days” of December 31, 2009 (the last day possible the term for the four Class I directors to have expired), to hold a meeting of its stockholders to elect directors.

68.           March 2, 2010 is the 60th day after December 31, 2009.  To date, GCS has scheduled no stockholders meeting to elect directors, nor could it at this point legally schedule such a meeting to occur by March 2, 2010 due to Maryland’s record date and notice requirement for such a stockholders meeting.

69.           GCS has violated Section 16 of the 1940 Act by failing “as promptly as possible and in any event within sixty days” of December 31, 2009 (the last day possible the term for the four Class I directors expired), to hold or schedule a meeting of its stockholders to elect Class III and Class II directors.

DECLARATORY AND INJUNCTIVE RELIEF

70.           GCS’s adoption of the MCSAA, its position that any shares the Western Group has acquired, or may acquire, after September 11, 2009, will not be permitted to vote in future elections, and its failure to timely hold a stockholders meeting to elect directors to fill the 9 expired terms of the 13 directors’ seats violate the 1940 Act, the MCSAA, Maryland Corporations law, and the franchise rights of Western, as well as all GCS stockholders.

71.           GCS’s announced application of the MCSAA in a way which will deny voting rights to shares acquired by the Western Group since September 11, 2009, violates the 1940 Act, the MCSAA, and the Fund’s Articles of Incorporation.

72.           GCS’s violations of law are causing ongoing and imminent irreparable harm to Western and other stockholders.

73.           Western has no adequate remedy at law for the impairment of its voting rights.

74.           Western should be granted an injunction requiring GCS to hold a meeting of stockholders to elect directors at the earliest date legally possible, requiring GCS to recognize the voting rights of all of Western’s shares of GCS stock, and declaratory relief that GCS’s adoption of the MCSAA is void and does not affect the Western Group’s rights to vote any of its shares now owned or hereafter acquired at such meeting and any future meetings of stockholders, these being the only remedies that will afford Western meaningful relief.

75.           The Declaratory Judgment Act provides that, “[i]n a case of actual controversy within its jurisdiction . . . any court of the United States . . . may declare the rights and other legal relations of any interested party seeking such declaration, whether or not further relief is or could be sought.”  28 U.S.C. 2201(a).  There is an actual controversy here of significant “national public interest” making such declaratory relief appropriate and necessary.

PRAYER FOR RELIEF

WHEREFORE, Plaintiff demands judgment as follows:

a.	Declaring that GCS’s adoption of the MCSAA violates Section 18(i) of the 1940 Act and is void and unenforceable;

b.	Declaring that the application of the MCSAA against the Western Group and/or any shares it owns or will hereafter acquire would violate the MCSAA and enjoining GCS from doing so;

c.	Declaring that the application of the MCSAA against the Western Group and/or shares it owns or will hereafter acquire violates GCS’s Articles of Incorporation and enjoining GCS from doing so;

d.
Declaring the Fund to be in violation of Section 16 of the 1940 Act, as fewer than a majority of its directors are currently serving terms to which they have been elected by the holders of the outstanding voting securities and the Fund has failed to timely schedule a meeting for the purpose of electing directors;

e.
A preliminary and permanent mandatory injunction compelling GCS (i) to hold a meeting of its stockholders at the earliest date legally possible for the purpose of electing directors; and (ii) to recognize the voting rights of all shares beneficially owned by Western at such meeting;

f.	Awarding Plaintiff the costs and disbursements of this action, including reasonable attorneys’ and experts’ fees; and

g.	Awarding Plaintiff other and further relief as may appear necessary and appropriate.

Dated: White Plains, New York February 22, 2010

LOWEY DANNENBERG COHEN & HART, P.C.

By:

Richard W. Cohen (RC-5220)
Todd S. Garber (TG -4620)
Vincent Briganti (VB-1497)
One North Broadway, Suite 509
White Plains, New York  10601
Telephone:   (914) 997-0500
Facsimile:      (914) 997-0035
Email:             rcohen@lowey.com
tgarber@lowey.com
vbriganti@lowey.com

Attorneys for Plaintiff Western
    Investment LLC

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Western Investment LLC (“Western Investment”), together with the other Participants (as defined below) named herein, intends to make a preliminary filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and accompanying proxy card to be used to solicit votes for the election of its slate of nominees at the 2009 annual meeting of stockholders of DWS Global Commodities Stock Fund, Inc., a Maryland corporation (the “Fund”).

WESTERN INVESTMENT STRONGLY ADVISES ALL STOCKHOLDERS OF THE FUND TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF DEFINITIVE PROXY MATERIALS, WITHOUT CHARGE, UPON REQUEST.

The participants in the solicitation are anticipated to be Western Investment, a Delaware limited liability company, Western Investment Hedged Partners L.P., a Delaware limited partnership (“WIHP”), Western Investment Activism Partners LLC, a Delaware limited liability company (“WIAP”), Western Investment Total Return Partners L.P., a Delaware limited partnership (“WITRP”), Western Investment Total Return Fund Ltd., a Cayman Islands corporation (“WITRL”), Arthur D. Lipson (“Mr. Lipson,” and together with Western Investment, WIHP, WIAP, WITRP and WITRL, the “Western Entities”), Benchmark Plus Partners, L.L.C., a Delaware limited liability company (“BPP”), Benchmark Plus Institutional Partners, L.L.C., a Delaware limited liability company (“BPIP”), Benchmark Plus Management, L.L.C., a Delaware limited liability company (“BPM”), Scott Franzblau (“Mr. Franzblau”), Robert Ferguson (“Mr. Ferguson,” and together with BPP, BPIP, BPM and Mr. Franzblau, the “Benchmark Entities”), Neil Chelo (“Mr. Chelo”), Matthew S. Crouse (“Mr. Crouse”), Robert H. Daniels (“Mr. Daniels”), Gregory R. Dube (“Mr. Dube”), Gerald Hellerman (“Mr. Hellerman”), Richard A. Rappaport (“Mr. Rappaport”), William J. Roberts (“Mr. Roberts”), Professor Robert A. Wood (“Professor Wood”) and Lynn D. Schultz (“Ms. Schultz,” and collectively with the Western Entities, the Benchmark Entities, Mr. Chelo, Mr. Crouse, Mr. Daniels, Mr. Dube, Mr. Hellerman, Mr. Rappaport, Mr. Roberts and Professor Wood, the “Participants”).

As of the date of this filing, WIHP, WIAP, WITRP and WITRL beneficially owned 530,570, 530,328, 531,032 and 529,909 Shares, respectively.  As the managing member of WIAP, the investment manager of WITRL and the general partner of each of WIHP and WITRP, Western Investment may be deemed to beneficially own the 2,121,839 Shares owned in the aggregate by WIHP, WIAP, WITRP and WITRL, in addition to the 1,337.24 Shares it holds directly.  As the managing member of Western Investment, Mr. Lipson may be deemed to beneficially own the 2,123,176.24 Shares beneficially owned by Western Investment, in addition to the 14,475 Shares he owns directly.  As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Western Entities may be deemed to beneficially own the 844,220.1 Shares owned by the other Participants.  The Western Entities disclaim beneficial ownership of such Shares.

As of the date of this filing, BPIP and BPP beneficially owned 456,903 and 385,780 Shares, respectively.  As the managing member of BPIP and BPP, BPM may be deemed to beneficially own the 842,683 Shares owned in the aggregate by BPIP and BPP.  As managing members of BPM, Messrs. Franzblau and Ferguson may be deemed to beneficially own the 842,683 Shares beneficially owned by BPM.  As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Exchange Act, the Benchmark Entities may be deemed to beneficially own the 2,139,188.34 Shares owned by the other Participants.  The Benchmark Entities disclaim beneficial ownership of such Shares.

As of the date of this filing, Mr. Daniels directly owned 1,437.1 Shares.  As a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Exchange Act, Mr. Daniels may be deemed to beneficially own the 2,980,434.24 Shares beneficially owned in the aggregate by the other Participants.  Mr. Daniels disclaims beneficial ownership of such Shares.

As of the date of this filing, Ms. Schultz directly owned 100 Shares.  As a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Exchange Act, Ms. Schultz may be deemed to beneficially own the 2,981,771.34 Shares beneficially owned in the aggregate by the other Participants.  Ms. Schultz disclaims beneficial ownership of such Shares.

None of Messrs. Chelo, Crouse, Dube, Hellerman, Rappaport or Roberts or Professor Wood directly owns any Shares.  As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Exchange Act, each of Messrs. Chelo, Crouse, Dube, Hellerman, Rappaport and Roberts and Professor Wood may be deemed to beneficially own the 2,981,871.34 Shares beneficially owned in the aggregate by the other Participants.  Each of Messrs. Chelo, Crouse, Dube, Hellerman, Rappaport and Roberts and Professor Wood disclaims beneficial ownership of such Shares.